[3829-00166/4905-5237-8256.2]

Amend 3rd Gold.Com, Inc._v1

THIRD AMENDMENT TO LEASE

(Gold.Com, Inc.)

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of March 5, 2026 by and between C.J. SEGERSTROM & SONS, a California general partnership (“Landlord”), and GOLD.COM, INC., a Delaware corporation (“Tenant”), with respect to the following:

RECITALS

A.
Landlord is the landlord and Tenant (successor-in-interest to Spectrum Group International, Inc., a Delaware corporation) is the tenant pursuant to a certain High Tech/ Research & Development Building Lease dated July 13, 2020 (the “Original Lease”), as amended by a certain First Amendment to Lease dated as of January 4, 2021 (the “First Amendment”) and by a certain Second Amendment to Lease dated as of January 30, 2023 (the “Second Amendment”). The Original Lease, First Amendment and Second Amendment are herein sometimes referred to, collectively, as the “Lease.”

B.
Pursuant to the Lease, Tenant holds and occupies Suite 150 at 1550 Scenic Avenue, consisting of 23,793 square feet of Rentable Area, and Suite 200 at 1540 Scenic Avenue, consisting of 12,691 square feet of Rentable Area (collectively, “Existing Premises”), in Costa Mesa, California. The Existing Premises comprise a part of Harbor Gateway Business Center (the “Center”).

C.
Tenant requires additional space at the Center. To that end, Landlord has agreed to lease to Tenant a certain space consisting of approximately 3,305 square feet of Rentable Area and is known as Suite A (the “1570 Expansion Space”) at 1570 Corporate Drive (“Building”) at the Center. The Existing Premises, the 1570 Expansion Space and the Center are all depicted on Exhibit A attached hereto. In addition, the 1570 Expansion Space is more particularly depicted on the floor plan attached hereto as Exhibit B.

AGREEMENT

IN CONSIDERATION of the foregoing recitals and the mutual covenants contained herein, Landlord and Tenant agree as follows:

1.
Leasing of 1570 Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases and hires from Landlord, the 1570 Expansion Space. Tenant shall hold and occupy the 1570 Expansion Space upon the terms of the Lease, as hereby amended.
2.
Term for 1570 Expansion Space. The term of the Lease as to the 1570 Expansion Space shall be from May 15, 2026 (the “1570 Expansion Space Commencement Date”) through August 31, 2027 (the “Expiration Date”), subject to earlier termination and extension pursuant to any of the terms of the Lease.
3.
Condition of 1570 Expansion Space. Tenant accepts the 1570 Expansion Space in its current “AS IS” condition. Landlord shall have no responsibility, either as to performance or payment of the costs thereof, to renovate or remodel the 1570 Expansion Space for Tenant’s use. Notwithstanding the foregoing, prior to delivery of the 1570 Expansion Space to Tenant, Landlord shall have the 1570 Expansion Space professionally cleaned, including all carpeted areas, and painted as needed as reasonably determined by Landlord (“Landlord’s Work”). In addition, upon delivery of the 1570 Expansion Space to Tenant, the systems (i.e., plumbing, HVAC units, electrical and mechanical) serving the 1570 Expansion Space shall be in good working order.

4.
Early Access to 1570 Expansion Space. Landlord agrees that Tenant and its agents shall be permitted to enter the 1570 Expansion Space prior to the 1570 Expansion Space Commencement Date in order that Tenant may install fixtures, furniture and cabling through Tenant’s own contractors. Tenant’s early access of the 1570 Expansion Space prior to the 1570 Expansion Space Commencement Date pursuant to this Section shall be subject to all of the covenants and conditions on Tenant’s part contained in the Lease, except the covenant to pay Base Annual Rent and Tenant’s Proportionate Share of Center Operating Expenses during that period. Tenant shall, however, be responsible for the cost of all utilities serving the 1570 Expansion Space, as well as interior janitorial services during any early access period. Tenant’s early access of the Premises prior to the 1570 Expansion Space Commencement Date is conditioned upon the compliance by Tenant’s contractors with all insurance and other requirements imposed by Landlord on third party contractors, and in no event will Tenant, in performing such work, impede, hinder, interfere or delay Landlord in the performance of the 1570 Expansion Space Landlord’s Work. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the 1570 Expansion Space Commencement Date. Landlord anticipates that Tenant’s early access to the 1570 Expansion Space will occur during the first week of April 2026.
5.
Basic Annual Rent for the 1570 Expansion Space. Basic Annual Rent for the 1570 Expansion Space shall be as follows:

Period	Basic Annual Rent/PSF/Month	Basic Annual Rent/Month
1570 Expansion Space Commencement Date – August 31, 2027	$1.85	$6,114.25

Concurrently with the delivery of this Amendment, Tenant shall deliver the sum of

$6,114.25 to Landlord, which sum shall be applied to the monthly installment of Basic Annual Rent due on the first full calendar month following the 1570 Expansion Space Commencement Date.

All Basic Annual Rent, Center Operating Expenses and other additional rent shall be paid at the times and in the manner provided in the Original Lease.

6.
Other Terms. During the Term, Tenant shall hold and occupy the 1570 Expansion Space upon all of the terms and conditions of the Lease, except that:
(a)
From and after the 1570 Expansion Space Commencement Date, Tenant's Allocated Parking Spaces per Basic Lease Provision 9 and Section 44 of the Original Lease shall be increased by 13 parking spaces.

(b)
Notwithstanding anything contained in the Original Lease to the contrary, if any utility services are not separately metered or sub-metered to the 1570 Expansion Space, Tenant shall pay, on a monthly basis, a reasonable proportion to be determined by Landlord for all charges jointly metered with other premises. As the electricity for the 1570 Expansion Space is separately metered, Tenant shall set up service and pay for such service directly to Southern California Edison.
(c)
Those provisions of the Lease which are superseded by the provisions of this Amendment shall have no application to the 1570 Expansion Space. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control from and after the Effective Date hereof.
(d)
The maintenance and repair responsibilities of Landlord and Tenant for the 1570 Expansion Space shall remain as set forth in the Original Lease for the Premises as to performance and payment. Without limiting the generality of the foregoing, Tenant shall contract directly with the providers for interior janitorial services provided to the 1570 Expansion Space.
(e)
Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of $6,114.25 to Landlord (the “1570 Expansion Space Deposit”), which sum shall be added to the security deposit presently being held by Landlord in accordance with Article 5 of the Lease.
(f)
Initial estimated Center Operating Expenses for the 1570 Expansion Space is $0.5275 per square foot per month for the full lease year 2026. Actual Center Operating Expenses for 2026 for the 1570 Expansion Space shall be determined and used as the basis for adjustments as described in Section 4 of Exhibit B to the Original Lease.
(g)
Paragraph 5 of the Second Amendment (“Termination Option”) is hereby deleted in its entirety and of no further force or effect.
(h)
Notwithstanding anything contained in the Lease to the contrary, (i) Tenant shall have the right to permit a portion of the 1570 Expansion Space to be used by Finest Known, LLC, a California limited liability company (the “Permitted User”); (ii) the Permitted User shall not utilize more than 50% of the Rentable Area of the 1570 Expansion Space; and (iii) any occupancy agreement with a Permitted User shall not be deemed to be a sublease or other transfer under the Lease and shall not require the consent of Landlord. In no event shall Tenant allow the Permitted User to (A) use the Premises for a purpose other than the permitted use under the Lease or otherwise use the Premises in violation of any of the terms and conditions of the Lease or any of the rules and regulations of the Building; (B) separately demise such space; (C) install any exterior signage; or (D) conduct a practice which is not suitable for the Building considering the business of other tenants and the Building’s prestige. A violation of any of the foregoing by the Permitted User shall be considered to be a default by Tenant hereunder. In addition, Tenant hereby agrees to indemnify Landlord for the acts and omissions of the Permitted User (including such

Permitted User’s agents, employees, contractors, customers and invitees) in accordance with the terms and conditions of Section 15.6 of the Lease and to cause any insurance to be maintained by Tenant under the Lease to be extended to cover the acts and omissions of the Permitted User (including such Permitted User’s agents, employees, contractors, customers and invitees) while in the Building.

7.
Brokers. In connection with this Amendment, Landlord shall pay to Spectrum Realty Partners (the “Broker”) a real estate commission (the “Commission”). The Commission will be in accordance with Landlord’s standard commission schedule with respect to the Center and shall be as set forth in a separate written agreement between Landlord and Broker. The Commission will be paid in full within thirty (30) days after the last to occur of (a) receipt of Broker’s invoice, (b) the last execution and delivery of this Amendment and (c) the elimination, by fulfillment or waiver, of the last of any conditions to the effectiveness or continued effectiveness of this Amendment.
8.
Counterparts; Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary for Landlord and Tenant to execute the same counterpart(s) of this Amendment for this Amendment to become effective. The parties agree that electronic signatures, including those delivered by PDF or signed through an electronic signature application such as “Docusign,” shall have the same effect as original signatures.
9.
Effective Date. This Amendment shall become effective upon the last execution and delivery hereof by Landlord and Tenant. Delivery by a party of an executed counterpart of this Amendment by facsimile, email or other means of electronic submission shall be as effective as delivery in any other manner.
10.
Defined Terms. All terms used herein and not defined herein but defined in the Lease shall have the meanings given to such terms in the Lease.
11.
Lease In Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, remains in full force and effect in accordance with its terms. This Amendment and the Lease set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
12.
Compliance. Each of Landlord and Tenant represents and warrants to the other that, to the knowledge of the warranting party, such party is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Executive Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Executive Order and such other rules, regulations, legislation and orders are collectively referred to as the “Orders”). To the knowledge of each warranting patty, neither such party nor any of its affiliates (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Orders and/or on any other list of terrorists or terrorist organizations maintained pursuant to the Orders,

(b) is a Person (as defined in the Orders) who has been determined by competent authority to be subject to the prohibitions contained in the Orders or (c) is owned or controlled by (including without limitation by virtue of such Person being a director of or owning voting shares or interests in), or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

13.
CASp. Pursuant to California Civil Code § 1938, Landlord hereby states that the 1570 Expansion Space has not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”
14.
Agency Disclosure. Each of Landlord and Tenant acknowledges that, in connection with this Amendment, it has received from each of Jeffrey Reese, Carmen Twork and South Coast Plaza, a corporation, the disclosures required by Sections 2079.16 and 2079.17 of the California Civil Code (the “Code”). Specifically, each of Landlord and Tenant acknowledges, by its signature hereto, (a) receipt of Civil Code Sections 2079.13 through 2079.24, (b) receipt of written notice of the agency capacity of each such Agent/Associated Licensee and (c) that each such Agent/Associated Licensee is the agent solely of the Landlord and is NOT the agent of the Tenant.
15.
Privacy. Prior to or during the term of the Lease, as hereby amended, Landlord may collect or obtain certain information of Tenant’s employees, contractors or other individuals performing services for Tenant under the Lease, as hereby amended, or operating in the Premises, which information constitutes “personal information” under California’s privacy laws and regulations. Such information may include, without limitation, names and contact information of individuals. Landlord will collect this information only for the purpose of facilitating the Lease, as hereby amended, and operations at the Center and shall use and hold such information in strict compliance with all applicable federal and state privacy laws and regulations. To learn more about how Landlord treats this information, please visit Landlord’s privacy policy at https://harborgatewaybusinesscenter.com/privacy-policy/.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease to be effective as provided in paragraph 9 above.

GOLD.COM, INC., a Delaware corporation

By /s/

Name: Greg Roberts

Title: Chief Executive Officer

C.J. SEGERSTROM & SONS, a California general partnership

By Henry T. Segerstrom Management LLC, a California limited liability company, Manager

By /s/

Title: Manager

Dated:

March 12, 2026

“Tenant”

By HTS Management Co., Inc., a California corporation, Manager

By

Title: Sr. Vice President

Dated:

March 13, 2026

“Landlord”

Exhibits:

Exhibit A – Plot Plan of Center with Expansion Space Depicted Exhibit B – Floor Plan of Expansion Space

Exhibit C – Agency Disclosure

Exhibit A

Center and 1570 Expansion Space

Exhibit B

Exhibit C

DISCLOSURE REGARDING

REAL ESTATE AGENCY RELATIONSHIP

(As required by Sections 2079.16 and 2079.17 of the Civil Code)

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER’S AGENT

A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or a subagent of that agent has the following affirmative obligations:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. To the Buyer and the Seller:

(a)
Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b)
A duty of honest and fair dealing and good faith.
(c)
A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER’S AGENT

A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. To the Buyer and the Seller:

(a)
Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b)
A duty of honest and fair dealing and good faith.
(c)
A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a)
A fiduciary duty of utmost care, integrity, honesty, and loyalty in the dealings with either the Seller or the Buyer.
(b)
Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

The disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code and the disclosure required by Section 2079.17, all as set forth on the succeeding pages. Read them carefully.

Exhibit C-

CIVIL CODE SECTIONS 2079.13 TO 2079.15 AND

2079.17 TO 2079.24

2079.13. As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a)
“Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained.
(b)
“Associate licensee” means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker’s agent in connection with acts requiring a real estate license and to function under the broker’s supervision in the capacity of an associate licensee.

The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

(c)
“Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. “Buyer” includes vendee or lessee.
(d)
“Commercial real property” means all property in the state, except single-family residential property, dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, mobilehomes, as defined in Section 798.3, or recreational vehicles, as defined in Section 799.29.
(e)
“Dual agent” means an agent acting, either directly through or an associate licensee, as agent for both the seller and the buyer in a real property transaction.
(f)
“Listing agreement” means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer.
(g)
“Listing agent” means a person who has obtained a listing of real property to act as an agent for compensation.
(h)
“Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.
(i)
“Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.
(j)
“Offer to purchase” means a written contract executed by a buyer acting through a selling agent that becomes the contract for the sale of the real property upon acceptance by the seller.
(k)
“Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any leasehold in these types of property exceeding one year’s duration, and mobilehomes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.
(l)
“Real property transaction” means a transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.
(m)
“Sell,” “sale,” or “sold” refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year’s duration.
(n)
“Seller” means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. “Seller” includes both a vendor and a lessor.
(o)
“Selling agent” means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller.
(p)
“Subagent” means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, “subagent” does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

2079.14. Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

(a)
The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.

2

Exhibit C-

(b)
The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision (a).
(c)
Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgment of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgment of receipt is required.
(d)
The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to the execution of the buyer’s offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

3

Exhibit C-

2079.15. In any circumstances in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.17. (a) As soon as practicable, the selling agent shall disclose to the buyer and the seller whether the selling agent is acting in the real property transaction exclusively as the buyer’s agent, exclusively as the seller’s agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b)
As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller’s agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.
(c)
The confirmation required by subdivisions (a) and (b) shall be in the following form:

(d)
The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.

2079.18. No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.

2079.19. The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20. Nothing in this article prevents an agent from selecting, as a condition of the agent’s employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21. A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer.

This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22. Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent does not, of itself, make that a dual agent.

2079.23. (a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

(b) A lender or an auction company retained by a lender to control aspects of a transaction of real property subject to this part, including validating the sales price, shall not require, as a condition of receiving the lender’s approval of the transaction, the homeowner or listing agent to defend or indemnify the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violation of this subdivision is against public policy, void, and unenforceable.

4

Exhibit C-

2079.24. Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

CIVIL CODE SECTION 2079.17 DISCLOSURE

Each of the Listing/Selling Agent(s) identified below is the agent of the seller/landlord exclusively. Such Agent is NOT an agent of the buyer/tenant.

Listing Agent(s) / Selling Agent(s): Jeffrey M. Reese, Carmen Twork and

South Coast Plaza, a corporation

5